EXHIBIT 5.2

April 18, 2019

Keurig Dr Pepper Inc.
53 South Avenue
Burlington, Massachusetts 01803

Re:    Keurig Dr Pepper Inc.
Registration Statement on Form S‑4

Ladies and Gentlemen:
We have acted as special U.S. counsel to Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to (i) $1,750,000,000 aggregate principal amount of the Company’s 3.551% Senior Notes due 2021 (the “New 2021 Notes”), (ii) $2,000,000,000 aggregate principal amount of the Company’s 4.057% Senior Notes due 2023 (the “New 2023 Notes”), (iii) $1,000,000,000 aggregate principal amount of the Company’s 4.417% Senior Notes due 2025 (the “New 2025 Notes”), (iv) $2,000,000,000 aggregate principal amount of the Company’s 4.597% Senior Notes due 2028 (the “New 2028 Notes”), (v) $500,000,000 aggregate principal amount of the Company’s 4.985% Senior Notes due 2038 (the “New 2038 Notes”) and (vi) $750,000,000 aggregate principal amount of the Company’s 5.085% Senior Notes due 2048 (the “New 2048 Notes,” and, together with the New 2021 Notes, the New 2023 Notes, the New 2025 Notes, the New 2028 Notes and the New 2038 Notes, the “New Notes”), each to be issued under the indenture dated as of May 25, 2018 (the “Base Indenture”), between Maple Escrow Subsidiary, Inc., a Delaware corporation (“Maple”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by (a) in respect of the New 2021 Notes, by the First Supplemental Indenture, dated as of May 25, 2018, among Maple, Maple Parent Holdings Corp., a Delaware corporation, as parent guarantor (the “Parent Guarantor”), and the Trustee (the “First Supplemental Indenture”), (b) in respect of the New 2023 Notes, by the Second Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Second Supplemental Indenture”), (c) in respect of the New 2025 Notes, by the Third Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Third Supplemental Indenture”), (d) in respect of the New 2028 Notes, by the Fourth Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Fourth Supplemental Indenture”), (e) in respect of the New 2038 Notes, by the Fifth Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Fifth Supplemental Indenture”), (f) in respect of the New 2048 Notes, by the Sixth Supplemental Indenture, dated as of May 25, 2018, among Maple, the Parent Guarantor and the Trustee (the “Sixth Supplemental Indenture”) and (g) in respect of the assumption of the obligations of Maple by the Company, by the Seventh Supplemental Indenture, dated as of July 9, 2018, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Seventh Supplemental Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, the “Supplemental Indentures,” and, together with the Base Indenture, the “Indenture”).

EXHIBIT 5.2

The New Notes are to be issued pursuant to an offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to (i) $1,750,000,000 of the New 2021 Notes, which have been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding 3.551% Senior Notes due 2021 (the “Old 2021 Notes”), (ii) $2,000,000,000 of the New 2023 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 4.057% Senior Notes due 2023 (the “Old 2023 Notes”), (iii) $1,000,000,000 of the New 2025 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 4.417% Senior Notes due 2025 (the “Old 2025 Notes”), (iv) $2,000,000,000 of the New 2028 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 4.597% Senior Notes due 2028 (the “Old 2028 Notes”), (v) $500,000,000 of the New 2038 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 4.985% Senior Notes due 2038 (the “Old 2038 Notes”) and (vi) $750,000,000 of the New 2048 Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 5.085% Senior Notes due 2048 (the “Old 2048 Notes” and, together with the Old 2021 Notes, the Old 2023 Notes, the Old 2025 Notes, the Old 2028 Notes and the Old 2038 Notes, the “Old Notes”), in each case as contemplated by the Registration Rights Agreement, dated as of May 25, 2018 (the “Original Registration Rights Agreement”), among Maple and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers of the Old Notes, and as supplemented by the Joinder Agreement to the Registration Rights Agreement, dated July 9, 2018, among the Company, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers of the Old Notes, and the subsidiary guarantors party thereto (the “Joinder Agreement,” and, together with the Original Registration Rights Agreement, the “Registration Rights Agreement”).
As of the date hereof, all of the Company’s existing and future subsidiaries that guarantee any indebtedness of the Company guarantee the Old Notes, and will guarantee the New Notes immediately following the Exchange Offer and any Old Notes that remain outstanding following the Exchange Offer (the “Subsidiary Guarantors”), and are listed on Schedule I hereto. We refer to the Subsidiary Guarantors listed under the heading “Covered Guarantors” on Schedule I hereto as the “Covered Guarantors” and the Subsidiary Guarantors listed under the heading “Non-Covered Guarantors” on Schedule I hereto as the “Non-Covered Guarantors.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-4 of the Company relating to the New Notes filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)an executed copy of the Registration Rights Agreement;
(c)an executed copy of the Base Indenture;
(d)an executed copy of each of the Supplemental Indentures, including Article III of the Seventh Supplemental Indenture, together with Article 10 of the Base Indenture containing the guaranty obligations of the Subsidiary Guarantors (the “Guarantees”);
(e)the forms of global certificates included in the Indenture evidencing the New Notes to be registered in the name of Cede & Co. (the “New Note Certificates”);
(f)an executed copy of a certificate of James L. Baldwin, Jr., Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(g)a copy of the Company’s Third Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of April 4, 2019 and certified pursuant to the Secretary’s Certificate, as of July 9, 2018 and as of the date hereof;
(h)copies of each Covered Guarantor’s certificate of incorporation, articles of incorporation or certificate of formation, as applicable, including all amendments thereto, as in effect on the date hereof, recently certified by the appropriate governing agency of such Company’s jurisdiction of organization or formation, as applicable, as in full force and effect on the date hereof;
(i)a copy of the Company’s Amended and Restated By-Laws, as amended and in effect as of July 28, 2018 and as of the date hereof and certified pursuant to the Secretary’s Certificate;

EXHIBIT 5.2

(j)copies of each Covered Guarantor’s bylaws, operating agreement or limited liability company agreement, as applicable, as in full force and effect at the date hereof;
(k)copies of certain resolutions of the Board of Directors of the Company, adopted on July 9, 2018, certified pursuant to the Secretary’s Certificate; and
(l)copies of certain resolutions board of directors or board of managers of each Covered Guarantor, adopted on July 9, 2018, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Subsidiary Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and Subsidiary Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Transaction Agreements (as defined below).
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iv) the Texas For-Profit Corporation Law (the “TFPCL”) (all of the foregoing being referred to as “Opined-on Law”).
As used herein, “Transaction Agreements” means the Indenture and the New Note Certificates.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.The New Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and when duly executed by the Company under the DGCL and duly authenticated by the Trustee and issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the Old Notes to be surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the New Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
2.The Guarantees of each Covered Guarantor have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of such Covered Guarantor under the DGCL, the DLLCA or the TFPCL, as applicable, and, when the New Note Certificates are issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the Old Notes to be surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, each Guarantee will constitute the valid and binding obligation of the applicable Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms under the laws of the State of New York.
The opinions stated herein are subject to the following qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

EXHIBIT 5.2

(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(e)we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;
(f)we have assumed that the choice of New York law to govern the Indenture and the Supplemental Indentures thereto and the New Notes is a valid and legal provision;
(g)we do not express any opinion with respect to the enforceability of Section 10.1 of the Base Indenture or Section 2.02 of the Seventh Supplemental Indenture, as applicable, to the extent that such section provides that the obligations of the Subsidiary Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;
(h)we do not express any opinion with respect to the enforceability of the provisions contained in Sections 10.3, 10.4 and 10.5 of the Base Indenture or Section 2.02 of the Seventh Supplemental Indenture, as applicable, to the extent that such provisions limit the obligation of the Subsidiary Guarantors under the Indenture or any right of contribution of any party with respect to the Guarantees; and
(i)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Transaction Agreements, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.
In addition, in rendering the foregoing opinions we have assumed that:
(a)Each Non-Covered Guarantor (i) was duly formed and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its formation and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Covered Guarantor is a party;
(b)Each Non-Covered Guarantor had the limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Covered Guarantor is a party;
(c)neither the execution and delivery by the Company and each Subsidiary Guarantor of the Transaction Agreements to which the Company or such Subsidiary Guarantor is a party nor the performance by the Company and such Subsidiary Guarantor of its obligations under each of the Transaction Agreements and Registration Rights Agreement, including the issuance of the New Notes: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or any Subsidiary Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Subsidiary Guarantor or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or any Subsidiary Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and
(d)neither the execution and delivery by the Company or any Subsidiary Guarantor of the Transaction Agreements to which the Company or such Subsidiary Guarantor is a party nor the performance by the Company and such Subsidiary Guarantor of its obligations under each of the Transaction Agreements, including the issuance of the New Notes, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the

EXHIBIT 5.2

Securities Act or the General Rules and Regulations under the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

EXHIBIT 5.2

Schedule I
Covered Guarantors

1.	234DP Aviation, LLC, a Delaware limited liability company

2.	A & W Concentrate Company, a Delaware corporation

3.	Beverages Delaware Inc., a Delaware corporation

4.	DP Beverages Inc., a Delaware corporation

5.	DPS Americas Beverages, LLC, a Delaware limited liability company

6.	DPS Beverages, Inc., a Delaware corporation

7.	DPS Holdings Inc., a Delaware corporation

8.	Dr Pepper/Seven Up Manufacturing Company, a Delaware corporation

9.	Dr Pepper/Seven Up, Inc., a Delaware corporation

10.	Dr Pepper/Seven-Up Beverage Sales Company, a Texas corporation

11.	Mott’s Delaware LLC, a Delaware limited liability company

12.	Mott’s LLP, a Delaware limited liability partnership

13.	MSSI LLC, a Delaware limited liability company

14.	Nantucket Allserve, LLC, a Delaware limited liability company

15.	Snapple Beverage Corp., a Delaware corporation

16.	Splash Transport, Inc., a Delaware corporation

17.	The American Bottling Company, a Delaware corporation
Non-Covered Guarantors

18.	Americas Beverages Management GP, a Nevada general partnership

19.	Bai Brands LLC, a New Jersey limited liability company